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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of National HealthCare Corporation for the registration of 690,155 shares of its common stock and to the incorporation by reference therein of our reports dated February 9, 2004, with respect to the 2003 and 2002 consolidated financial statements and schedule of National HealthCare Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee
November 2, 2005